EXHIBIT 10.4

MITCHAM INDUSTRIES, INC.
INCENTIVE STOCK OPTION AGREEMENT
(1998 STOCK AWARDS PLAN)

     THIS INCENTIVE STOCK OPTION AGREEMENT (“Option Agreement”) is between Mitcham Industries, Inc., a Texas corporation (the “Company”), and            (the “Optionee”), which parties agree as follows:

     1. Introduction. The Company has adopted the Mitcham Industries, Inc. 1998 Stock Awards Plan (the “Plan”) to provide employees upon whom the responsibilities of the successful administration and management of the Company rest additional incentive and reward opportunities designed to advance the Company’s profitable growth. The Company, acting through the Committee, has determined that its interests will be advanced by issuing the Optionee an Incentive Stock Option under the Plan. All capitalized terms in this Option Agreement not defined in this Option Agreement will have the meanings given to them in the Plan.

     2. Option Grant. The Company hereby irrevocably grants to the Optionee the right and option (the “Option”) to purchase from the Company           shares of the Company’s common stock, $   par value (“Stock”), at a price of $  per share (the “Exercise Price”), which is not less than the Fair Market Value of the Stock at the grant date of this Option.

     3. Option Period and Exercisability. The Optionee may exercise the Option in whole or in part at any time during a 10-year period (the “Option Period”) beginning on            (the “Date of Grant”), except that the Option shall not be exercised (a) at any time before the expiration of six months from the Date of Grant, or (b) for more than a percentage of the aggregate number of shares underlying the Option determined by the number of full years of employment with the Company or its Affiliates from the Date of Grant to the exercise date, as follows:

Number of Full Years	Percentage of Shares Purchasable

Notwithstanding anything in this Option Agreement to the contrary, the Committee, in its sole discretion, may waive the foregoing schedule of vesting and, upon written notice to the Optionee, accelerate the earliest date or dates on which the Option is exercisable.

     4. [Performance Criteria. Notwithstanding the vesting schedule in Section 3, the Option may be exercised sooner if the Company attains the following performance criteria over the following periods of time:

Performance Periods	Performance Criteria	Percentage of Shares Purchasable

However, the Option may not be exercised before the expiration of six months from the date of Grant.]

     5. Procedure for Exercise. The Optionee may exercise the Option by delivering written notice to the Secretary of the Company including the number of shares of Stock with respect to which the Option is being exercised and the address to which the certificates for such shares are to be mailed. The notice shall be accompanied by, at the Optionee’s choice, cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, certificates representing shares of Stock already owned by the Optionee, duly endorsed for transfer to the Company, or any combination of the preceding, equal in value to the aggregate Exercise Price. The Committee, in its sole discretion, may allow the Optionee to exercise the Option under a “cashless exercise” arrangement as described in Section VII(d) of the Plan. The Optionee may deliver the notice by telecopy, provided that the Company receives the Exercise Price of such shares via wire transfer on the same day it receives the telecopy transmission of the notice. The Option shall be deemed to have been exercised immediately before the close of business on the date the Company receives (i) written notice of such exercise and (ii) payment in full of the Exercise Price for the number of shares for which Options are being exercised, and the Optionee shall be treated for all purposes as the record holder of such shares of Stock as of such date.

     As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee’s name or such other name as the Optionee directs. Delivery shall be deemed effected when the Company’s stock transfer agent deposits such certificates in the United States mail, addressed to the Optionee at the address specified in the exercise notice.

     6. Termination of Employment. If the Optionee ceases to be employed by the Company or its Affiliates for any reason other than death or disability, the Option shall expire upon the date of such termination of employment. However, the Committee may allow the Optionee to exercise all or a portion of the Option granted but unexercised for a period of time (not to exceed three months) after the Optionee’s termination of employment.

     7. Death or Disability. If the Optionee dies or is determined to be disabled while employed by the Company or its Affiliates, then the Optionee, the guardian of the Optionee’s estate, the executor or administrator of the Optionee’s estate or the person or persons to whom the Optionee’s rights under this Option Agreement pass by will or the laws of descent and distribution, may exercise the Option (to the extent the Optionee would have been entitled to do so at the date of death or the determination of disability) at any time and from time to time, within a one-year period after such death or determination of disability. However, the Option may not be exercised after the expiration of the Option Period. The Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, the Optionee is incapable of performing for the Company services of the kind he was performing at the time the disability occurred, due to any medically determinable physical or mental impairment that can be expected to result in death or to continue indefinitely. The date of determination of disability for purposes hereof shall be the date of such physician’s determination.

     8. Transferability. The Optionee may not transfer this Option other than by will or by the laws of descent and distribution. During the Optionee’s lifetime, only he or his authorized legal representative may exercise the Option. Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions of this Option Agreement. No such transfer of this Option Agreement to the Optionee’s heirs or legatees shall bind the Company unless the Company is furnished with written notice of transfer and a copy of such evidence as the Committee considers necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Option Agreement.

     9. No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 5 of this Option Agreement.

     10. Extraordinary Corporate Transactions. If, after the execution of this Option Agreement, the Company is recapitalized, changes its capital structure, or the number of issued and outstanding shares of Stock changes as a result of a share dividend or a subdivision or consolidation of shares without the Company receiving consideration, the Option shall be appropriately adjusted as provided under the Plan. If there is a Change of Control, the Option shall immediately vest and be fully exercisable. [SEE ARTICLE XII OF THE PLAN - COMMITTEE MAY PROVIDE FOR ALTERNATIVE TREATMENT OF OPTIONS].

     11. Cashing Out Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which the Option is being exercised by paying the Optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the Exercise Price, multiplied by the number of shares of Stock for which the Option is being exercised on the effective date of such cash-out.

     12. Compliance With Securities Laws. When the Optionee acquires any shares pursuant to the exercise of the Option, the Optionee (or any person acting under Section 8) will enter into such written representations, warranties and agreements as the Company reasonably requests in order to comply with applicable securities laws or with this Option Agreement.

     13. Compliance With Laws. Notwithstanding any of the provisions hereof, the Optionee agrees that he will not exercise the Option, and that the Company will not be obligated to issue any shares under this Option Agreement, if the exercise of the Option or the issuance of such shares of Stock would violate any provision of any law or regulation of any governmental authority.

     14. No Right to Employment. The Optionee shall be considered to be in the employment of the Company so long as he or she remains an employee of the Company or its

Affiliates. The Committee shall determine whether and when there has been a termination of such employment and the cause of such termination, and its determination shall be final. Nothing contained in this Option Agreement shall be construed as conferring upon the Optionee the right to continue in the employ of the Company or its Affiliates, nor shall anything contained herein be construed to limit the “employment at will” relationship between the Optionee and the Company or its Affiliates.

     15. Resolution of Disputes. As a condition of the granting of the Option, the Optionee and the Optionee’s heirs, personal representatives and successors agree that the Committee shall determine and resolve in its sole discretion and judgment, any dispute or disagreement that arises under this Option Agreement, and that any such determination and any resolution of the terms of this Option Agreement shall be final, binding and conclusive upon the Company, the Optionee, and the Optionee’s heirs, personal representatives and successors.

     16. Legends on Certificate. The certificates representing the shares of Stock purchased by the exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

     17. Notices. Every notice hereunder must be in writing and shall be given by registered or certified mail. All notices of the exercise of the Option shall be directed to Mitcham Industries, Inc., 44000 Highway 75 South, P.O. Box 1175, Huntsville, Texas 77342. Attention: Secretary. Any notice the Company gives to the Optionee shall be directed to the Optionee at the address on file with the Company and shall bind the Optionee and any other person who acquires rights hereunder. The Company has no obligation to advise the Optionee of the existence, maturity or termination of any of the Optionee’s rights hereunder. The Optionee shall be deemed to have familiarized himself with all matters in this Option Agreement and in the Plan that may affect any of the Optionee’s rights or privileges hereunder.

     18. Construction and Interpretation. Whenever the term “Optionee” is used herein under circumstances that apply to any other person or persons to whom this award may be transferred under Section 8, the word “Optionee” shall be deemed to include such person or persons.

     19. Notice of Disposition. If the Optionee disposes of any shares of Stock acquired pursuant to the exercise of the Option before the earlier of two years from the Date of Grant or one year from the date the shares of Stock were acquired, the Optionee shall notify the Company of such disposition within 10 days of its occurrence and deliver to the Company any amount of federal or state income tax withholding required by law. If the Optionee fails to pay the withholding tax, the Company is authorized to withhold such tax from any cash remuneration then or thereafter payable to the Optionee.

     20. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any amendments thereto) are incorporated in this Option Agreement by reference thereto. If there is a conflict between any term or provision of this Option Agreement and a term or provision of the Plan, the terms and provisions of the Plan will govern.

     21. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Optionee as provided herein.

     22. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     DATED                    ,                    .

MITCHAM INDUSTRIES, INC.

By:

Name:

Title:

OPTIONEE

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